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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350

         In connection with the Annual Report of Alkermes Clinical Partners, L.P. (the "Partnership") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard F. Pops, President and Chief Executive Officer of Alkermes Development Corporation II, General Partner of the Partnership, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



                                             /s/ Richard F. Pops
                                             ----------------------------------
                                             Richard F. Pops
                                             President and Chief Executive
                                             Officer of Alkermes Development
                                             Corporation II, General Partner of
                                             Alkermes Clinical Partners, L.P.
                                             March 31, 2003